                                                                    EXHIBIT 9(a)

                            ADMINISTRATION AGREEMENT


          This AGREEMENT made as of May 16, 1997 by and among EXCELSIOR INSTITUTIONAL TRUST, a Delaware business trust (the "Company"), CHASE GLOBAL FUNDS SERVICES COMPANY, a Delaware corporation ("CGFSC"), FEDERATED ADMINISTRATIVE SERVICES ("FAS"), a Delaware trust, and U.S. TRUST COMPANY OF CONNECTICUT ("U.S. Trust"), a Connecticut state bank and trust company (CGFSC, FAS and U.S. Trust are collectively referred to as the "Administrators").

                                  WITNESSETH:

          WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company wishes to retain the Administrators to provide, as co-administrators, certain administration services with respect to one or more of the Company's investment portfolios (individually, a "Fund," and collectively, the "Funds"), as described and set forth on one or more exhibits to this Agreement, and the Administrators are willing to furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.  APPOINTMENT.  The Company hereby appoints the Administrators to
              -----------
provide administration services to the Funds for the period and on the terms set forth in this Agreement. The Administrators accept such appointment and agree to furnish the services herein set forth in return for the compensation as provided in Section 4 of this Agreement. In the event that the Company establishes one or more investment portfolios other than the Funds with respect to which it decides to retain the Administrators to act as co-administrators hereunder, the Company shall notify the Administrators in writing. If the Administrators are willing to render such services to a new investment portfolio, they shall so notify the Company in writing whereupon such investment portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds, except to the extent that said provisions (including those relating to the compensation payable by the Company) may be modified with respect to such investment portfolio in writing by the Company and the Administrators at the time of the addition of such new investment portfolio.

          2.  DELIVERY OF DOCUMENTS.  The Company has furnished each of the
              ---------------------
Administrators with copies, properly certified or authenticated, of each of the following:

          (a) Resolutions of the Company's Board of Trustees authorizing the appointment of the Administrators to provide certain administration services to the Company and approving this Agreement;

          (b) The Company's Trust Instrument ("Charter");

          (c) The Company's Bylaws ("Bylaws");

          (d) The Company's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

          (e) The Company's most recent Post-Effective Amendment to its Registration Statement on Form N-1A (File Nos. 33-78264, 811-8490) (the "Registration Statement") under the Securities Act of 1933 and the 1940 Act, as filed with the SEC;

          (f) The Company's Administrative Services and Distribution Plans; and

          (g) The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, herein called the "Prospectus").

          The Company will timely furnish each of the Administrators from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          3.  SERVICES AND DUTIES.  Subject to the supervision and control of
              -------------------
the Company's Board of Trustees, and as delineated on one or more Exhibit to the Agreement, the Administrators agree to assist in supervising various aspects of each Fund's administrative operations, including the performance of the following specific services for each Fund:

          (a) Providing office facilities (which may be in the offices of any of the Administrators or a corporate affiliate of any of them, but shall be in such location as the Company shall reasonably approve);

          (b) Furnishing statistical and research data, clerical services, and stationery and office supplies;

          (c) Keeping and maintaining all financial accounts and records (other than those required to be maintained by the Company's Custodian and Transfer Agent);

          (d) Computing each Fund's net asset value, net income and net capital gain (loss) in accordance with the Company's Prospectus and resolutions of its Board of Trustees;

          (e) Compiling data for and preparing for execution and filing with the SEC required reports and notices to shareholders of record and the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR and timely Rule 24f-2 Notices;

          (f) Compiling data for, and preparing for execution and filing, all reports or other documents required by Federal, state and other applicable laws and regulations, including those required by applicable laws and regulations, including those required by applicable Federal and state tax laws (other than those required to be filed by the Company's Custodian or Transfer Agent);

          (g) Reviewing and providing advice with respect to all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

          (h) Assisting in developing and monitoring compliance procedures for each Fund and any class or series thereof, including, without limitation, procedures to monitor compliance with applicable law and regulations, each Fund's investment objectives, policies and restrictions, its continued qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, and other tax matters;

          (i) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Organizations") under its Distribution Plan. With respect to Organizations, the Administrators shall specifically monitor and review the services rendered under the Distribution Plan by Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Organizations ("Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Organizations, assisting in the execution and delivery of Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Agreements and the nature of the services provided by Organizations, and maintaining appropriate records in connection with such duties;

          (j) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Administrative Services Plan, provided that each Administrator will only be responsible for monitoring arrangements with Service Organizations with whom the Administrator has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, the Administrators shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties;

          (k) Determining, together with the Company's Board of Trustees, the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund;

          (l) Assisting to the extent requested by the Company and its outside counsel with the preparation of the Company's Registration Statement on Form N-1A or any replacement therefor; and

          (m) Assisting in the monitoring of regulatory and legislative developments which may affect the Company and, in response to such developments, counseling and assisting the Company in routine regulatory examinations or investigations of the Company, and working with outside counsel to the Company in connection with regulatory matters or litigation.

          In performing their duties as co-administrators of the Company, the Administrators (a) will act in accordance with the Company's Charter, Bylaws, Prospectus and the instructions and directions of the Company's Board of Trustees and will conform to, and comply with, the requirements of the 1940 Act and all other applicable Federal or state laws and regulations, and (b) will consult with outside legal counsel to the Company, as necessary or appropriate.

          The Administrators will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act in connection with the services required to be performed hereunder. The Administrators further agree that all such records which they maintain for the Company are the property of the Company and further agree to surrender promptly to the Company any of such records upon the Company's request.

          4. FEES; EXPENSES; EXPENSE REIMBURSEMENT.
             -------------------------------------

          For the services rendered pursuant to this Agreement for all Funds, the Administrators shall be entitled jointly to a fee based on the average net assets of the Company, determined at the following annual rates applied to the average combined daily net assets of all of the Funds (except the International Equity Fund) and all of the investment portfolios of Excelsior Funds, Inc. ("Excelsior Fund") and Excelsior Tax-Exempt Funds, Inc. (except the International, Pacific/Asia, Pan European and Emerging Americas Funds of Excelsior Fund): .20% of the first $200 million; .175% of the next $200 million; and .15% of any amount in excess of $400 million, less any amounts payable to Federated Service Company under it Servicing Agreement with the Company with respect to the Bond Index Fund. Each Fund (except the International Equity Fund) will pay a portion of the total fee payable by the Company in an amount equal to the proportion that such Fund's average daily net assets bears to the total average daily net assets of all the Funds of the Company (except the International Equity Fund). For the services provided to the International Equity Fund, the Administrators shall be entitled jointly to a fee at the annual rate of .20% of the average daily net assets of such Fund.
The fee attributable to each Fund shall be the several (and not joint or joint and several) obligation of each Fund. Such fees are to be computed daily and paid monthly on the first business day of the following month. Upon any termination of this Agreement before the end of any month, the fee for such part of the month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          For purposes of determining fees payable to the Administrators, the value of each Fund's net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Company's Board of Trustees.

          The Administrators will from time to time employ or associate with themselves such person or persons as they may believe to be fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrators and the Company. The compensation of such person or persons for such employment shall be paid by the Administrators and no obligation may be incurred on behalf of the Company in such respect.

          The Administrators will bear all expenses in connection with the performance of their services under this Agreement except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Funds, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of the Administrators, or the Company's investment adviser or distributor for the Funds, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, payments to Organizations and Service Organizations, costs of maintenance of corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Company, provided,
                                                                       --------
however, that, except pursuant to the Distribution Plan, the Company will not
-------
bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds, and further
                                                                   -------
provided that the Administrators may utilize one or more independent pricing
--------
services, approved from time to time by the Board of Trustees of the Company, to obtain securities prices in connection with determining the net asset value of each Fund and that each Fund will reimburse the Administrators for its share of the cost of such services based upon its actual use of the services.

          If in any fiscal year any Fund's aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Administrators agree to reimburse such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Administrators bears to the total amount of investment advisory and administration fees otherwise payable by the Fund. The expense reimbursement obligation of the Administrators is limited to the amount of their fees hereunder for such fiscal year, provided,
                                                                       --------
however, that notwithstanding the foregoing, the Administrators shall reimburse
-------
such Fund for a portion of any such excess expenses in an amount equal to the proportion that the fee otherwise payable to the Administrators bears to the total amount of investment advisory and administration fees otherwise payable by the Fund regardless of the amount of fees paid to the Administrators during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Funds so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis. With respect to the amounts required to be reimbursed under this Section 4 in any fiscal year, the parties to this Agreement agree that U.S. Trust alone shall reimburse such amounts up to the amount of fees received by CGFSC and U.S. Trust under this Agreement for such year. FAS shall only be obligated to reimburse expenses to the extent that the amounts required to be reimbursed under this Section 4 in any fiscal year exceed the amount of fees received by CGFSC and U.S. Trust under this Agreement for such year and to the extent that U.S. Trust makes reimbursements equalling the amount of all such fees received by CGFSC and U.S. Trust, provided that the reimbursement obligation of FAS shall be limited to the amount of fees received by it under this Agreement for such year.

          5.  PROPRIETARY AND CONFIDENTIAL INFORMATION.  The Administrators
              ----------------------------------------
agree on behalf of themselves and their employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Funds and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Administrators may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          6.  LIMITATION OF LIABILITY.  Each Administrator shall not be liable
              -----------------------
for any error of judgment or mistake of law or for any loss or expense suffered by the Company in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee or agent of any of the Administrators, who may be or become an officer, trustee, employee or agent of the Company shall be deemed when rendering services to the Company or acting on any business of the Company (other than services or business in connection with the Administrators' duties hereunder) to be rendering such services to or acting solely for the Company and not as an officer, partner, employee or agent or one under the control or direction of the Administrators even though paid by any of them. The Administrators agree that this Agreement shall not create any joint and/or several liability among the Administrators with respect to services provided by any particular Administrator as set forth herein.

          7.  TERM.  This Agreement shall become effective on May 16, 1997 and,
              ----
unless sooner terminated as provided herein, shall continue until July 31, 1997, and thereafter shall continue automatically with respect to each Fund for successive annual periods ending on July 31 of each year, provided such continuance is specifically approved at least annually by the Company's Board of Trustees. This Agreement is terminable with respect to each Fund, without penalty, on not less than ninety days' notice by the Company's Board of Trustees or by CGFSC, FAS or U.S. Trust. This Agreement will terminate automatically in the event of its "assignment" (as defined in the Investment Company Act 1940). The parties agree that an assignment includes the transfer of "control" of more than 25% of the outstanding voting securities of FAS to a company that is not a subsidiary of Federated Investors. The parties also agree that the merger between The Chase Manhattan Corporation and Chemical Banking Corporation and the merger between The Chase Manhattan Bank, N.A. and Chemical Bank will not constitute an assignment under this Agreement.

          8.  GOVERNING LAW.  This Agreement shall be governed by New York law.
              -------------

          9.  NOTICES.  All notices required or permitted herein shall be in
              -------
writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to an internationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

          If to the Company:

          Excelsior Institutional Trust
          73 Tremont Street
          Boston, Massachusetts  02108-3913
          Telecopier Number: (617) 557-8617


          With copies to:

          W. Bruce McConnel, III, Esq.
          Drinker Biddle & Reath
          1345 Chestnut Street, Suite 1100
          Philadelphia, Pennsylvania  19107
          Telecopier Number: (215) 988-2757

          If to CGFSC:

          Chase Global Funds Services Company
          73 Tremont Street
          Boston, Massachusetts  02108-3913
          Telecopier Number:  (617) 557-8617

          If to FAS:

          Federated Administrative Services
          Federated Investors Tower
          1001 Liberty Avenue
          Pittsburgh, Pennsylvania  15222-3779
          Telecopier Number:  (412) 288-8141

          If to U.S. Trust:
          U.S. Trust Company of Connecticut
          225 High Ridge Road
          East Tower
          Stamford, CT  06905
          Telecopier Number: (203) 352-4488

          10.  MISCELLANEOUS.  No provisions of this Agreement may be changed,
               -------------
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. If a change or discharge is sought against the Company, the instrument must be signed by each Administrator. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date indicated above.

ATTEST:                             EXCELSIOR INSTITUTIONAL TRUST


By:/s/W. Bruce McConnel, III        By:/s/F.S. Wonham
   -------------------------           ---------------------------
                                          Title: President
(SEAL)

ATTEST:                             CHASE GLOBAL FUNDS SERVICES COMPANY


By:/s/Daniel A. Moonay              By:/s/Donald P. Hearn
   -------------------------           ---------------------------
                                          Title: Chairman & CEO
(SEAL)

ATTEST:                             FEDERATED ADMINISTRATIVE SERVICES

By:Victor R. Siclari                By:/s/Joseph A. Machi
   -------------------------           ---------------------------
   Vice President                            Title:  Vice President
(SEAL)

ATTEST:                             U.S. TRUST COMPANY OF CONNECTICUT

By:/s/Francis J. Hearn, Jr.         By:/s/W. Michael Funck
   -------------------------           ---------------------------
                                    Title:  President & CEO

                                   Exhibit A
                                     to the
                            Administration Agreement

                         EXCELSIOR INSTITUTIONAL TRUST
                         -----------------------------
                                  Income Fund
                                  Equity Fund
                               Equity Growth Fund
                             Total Return Bond Fund
                                Bond Index Fund
                                 Balanced Fund
                           International Equity Fund
                              Optimum Growth Fund
                               Value Equity Fund


          In consideration of the mutual covenants set forth in the Administration Agreement dated as of May 16, 1997 among Excelsior Institutional Trust (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company of Connecticut ("U.S. Trust"), the Company executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

          Pursuant to Section 3 of the Agreement, FAS agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds, with the understanding that CGFSC will provide all other services and duties set forth in said Section 3 but not otherwise listed below:

          (a) Performing a due diligence review of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

          (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

          (c) Reviewing and filing with the National Association of Securities Dealers, Inc. all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof;

          (d) Preparing distributor's reports to the Company's Board of Trustees;

          (e) Performing internal audit examinations in accordance with a charter to be adopted by FAS and the Company;

          (f) Upon request, providing individuals reasonably acceptable to the Company's Board of Trustees for nomination, appointment, or election as officers of the Company, who will be responsible for the management of certain of the Funds' affairs as determined by the Company;

          (g) Consulting with the Funds and the Company's Board of Trustees, as appropriate, on matters concerning the distribution of Funds;

          (h) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Organizations") under its Distribution Plan. With respect to Organizations, FAS shall specifically monitor and review the services rendered under the Distribution Plan by Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Organizations ("Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Organizations, assisting in the execution and delivery of Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Agreements and the nature of the services provided by Organizations, and maintaining appropriate records in connection with such duties;

          (i) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Administrative Services Plan, provided that FAS will only be responsible for monitoring arrangements with Service Organizations with whom FAS has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, FAS shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties; and

          (j) Consulting with CGFSC and the Company regarding the jurisdictions in which the Company's shares shall be registered or qualified for sale and, in connection therewith, reviewing and monitoring the actions of CGFSC in maintaining the registration or qualification of shares for sale under the securities laws of any state. Payment of share registration fees and any fees for qualifying or continuing the qualification of any Fund as a dealer or broker, if applicable, shall be made by that Fund.

          (k) With respect to the Bond Index Fund only, and only so long as it invests all of its assets in the Bond Index Portfolio (a series of Federated Investment Portfolios), FAS will perform the following additional services and duties either directly or indirectly through one or more of its affiliates, provided that FAS will remain responsible for the performance of its affiliates:

          (1) providing office facilities (which may be in the offices of FAS or any affiliate) for administration and accounting for the Bond Index Fund;

          (2) furnishing statistical and research data and clerical services to CGFSC and the Company with respect to the administration and accounting for the Bond Index Fund;

          (3) keeping and maintaining all financial accounts and records with respect to the Bond Index Fund (other than those required to be maintained by the Company's Custodian and Transfer Agent) and/or providing such financial information for the Bond Index Fund to CGFSC in order for it to keep and maintain financial accounts and records of the Company;

          (4) compiling financial data for the Bond Index Fund to compute the Bond Index Fund's net asset value, net income and net capital gain (loss) in accordance with the Company's Prospectus and resolutions of its Board of Trustees;

          (5) compiling data for the Bond Index Fund and supplying such information to CGFSC in order for it to prepare for execution and filing with the SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Form N-1A, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR and timely Rule 24-2 Notices;

          (6) compiling data for and supplying such information to CGFSC in order for it to prepare for execution and filing all reports or other documents for the Company required by Federal, state and other applicable laws and regulations (other than those required to be filed by the Company's Custodian or Transfer Agent), except that FAS will compile data, prepare and file documents for the Bond Index Fund related to Federal, state and local tax laws;

          (7) assisting in developing and monitoring compliance procedures for the Bond Index Fund and any class or series thereof, including without limitation, procedures to monitor compliance with applicable law and regulations, the Fund's investment objective, policies and restrictions, its continued qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, and other tax matters, provided that in each case such compliance and procedures are attributable to the Bond Index Portfolio's activities and functions and the Bond Index Fund's status as an investor in the Bond Index Portfolio; and

          (8) assisting in the monitoring of regulatory and legislative developments which may affect the Bond Index Portfolio and the Bond Index Fund as an investor in the Bond Index Portfolio and, in response to such developments, counseling and assisting the Company in routine regulatory examinations or investigations of the Bond Index Fund as an investor in the Bond Index Portfolio, and working with outside counsel to the Company in connection with such regulatory matters or litigation.


          Witness the due execution hereof this 16th day of May, 1997.

ATTEST:                             EXCELSIOR INSTITUTIONAL TRUST


/s/W. Bruce McConnel, III           /s/F.S. Wonham
-------------------------           -----------------------------
                Secretary           Title: President
(SEAL)

ATTEST:                             FEDERATED ADMINISTRATIVE SERVICES


/s/Victor R. Siclari                /s/Joseph A. Machi
-------------------------           -----------------------------
     Vice President                 Title: Vice President
(SEAL)

ATTEST:                             CHASE GLOBAL FUNDS SERVICES COMPANY


/s/Daniel A. Moonay                 /s/Donald P. Hearn
-------------------------           -----------------------------
                                    Title: Chairman & CEO
(SEAL)

                                   Exhibit B
                                     to the
                            Administration Agreement

                         EXCELSIOR INSTITUTIONAL TRUST
                         -----------------------------
                                  Income Fund
                                  Equity Fund
                               Equity Growth Fund
                             Total Return Bond Fund
                                Bond Index Fund
                                 Balanced Fund
                           International Equity Fund
                              Optimum Growth Fund
                               Value Equity Fund


          In consideration of the mutual covenants set forth in the Administration Agreement dated as of May 16, 1997 among Excelsior Institutional Trust (the "Company"), Chase Global Funds Services Company ("CGFSC"), Federated Administrative Services ("FAS") and U.S. Trust Company of Connecticut ("U.S. Trust"), the Company executes and delivers this Exhibit on behalf of the Funds, and with respect to any class or series thereof, first set forth in this Exhibit.

          Pursuant to Section 3 of the Agreement, U.S. Trust agrees to provide facilities, equipment, and personnel to carry out the following administrative services to the Funds:

          (a) Providing guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including, without limitation, Semi-Annual and Annual Reports to Shareholders, Semi-Annual Reports on Form N-SAR, Proxy Statements and SEC share registration notices;

          (b) Reviewing the Company's Registration Statement on Form N-1A or any replacement therefor;

          (c) Consulting with the Funds and the Company's Board of Trustees, as appropriate, on matters concerning the administration and operation of the Funds;

          (d) Monitoring the Company's arrangements with respect to services provided by certain organizations ("Service Organizations") under its Administrative Services Plan, provided that U.S. Trust will only be responsible for monitoring arrangements with Service Organizations with whom U.S. Trust has established the servicing relationship on behalf of the Company. With respect to such Service Organizations, U.S. Trust shall specifically monitor and review the services rendered by Service Organizations to their customers who are the beneficial owners of shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"), including, without limitation, reviewing the qualifications of financial institutions wishing to be Service Organizations, assisting in the execution and delivery of Servicing Agreements, reporting to the Company's Board of Trustees with respect to the amounts paid or payable by the Company from time to time under the Servicing Agreements and the nature of the services provided by Service Organizations, and maintaining appropriate records in connection with such duties.

          Witness the due execution hereof this 16th day of May, 1997.

ATTEST:                             EXCELSIOR INSTITUTIONAL TRUST



/s/W. Bruce McConnel, III           /s/F.S. Wonham
-------------------------           -----------------------------
                Secretary           Title: President

(SEAL)


ATTEST:                             U.S. TRUST COMPANY OF CONNECTICUT



/s/Francis J. Hearn, Jr.               By:/s/W. Michael Funck
-------------------------              --------------------------
                                       Title: President & CEO


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